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                                                                   EXHIBIT 10.27


                               LICENSING AGREEMENT

        Effective March 24, 1997, Dale Jarrett ("Licensor") and LBE Technologies, Inc., 10401 Bubb Rd., Cupertino, CA 95125 ("Company") agree as follows:

        1. Services, Payment and Options. Licensor agrees to undertake and complete the Services (as defined in Exhibit A) specified in Exhibit A. As the only consideration due Licensor regarding the subject matter of this Agreement, Company will pay Licensor in accordance with Exhibit A. As a consultant, Licensor will also be entitled to stock options referred to in Exhibit A.

        2.      Ownership; Rights' Proprietary Information; Publicity.

                a. Company shall own all right, title and interest (including patent rights, copyrights, trade secret rights, trademark rights and other rights throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, designations, designs, know-how, ideas and information made or conceived or reduced in practice, in whole or in part, by the Licensor during the term of this Agreement that relate to the subject matter of, or arise out of, the Services or any Proprietary Information (as defined below) (collectively, "Inventions") and Licensor will promptly disclose and provide all Inventions to Company. Licensor hereby makes all assignments necessary to accomplish the foregoing ownership. Licensor shall further assist Company, at Company's expense, to further evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce, and defend any rights assigned the foregoing with the same legal force and effect as if executed by Licensor.

                b. Licensor agrees that all Inventions and all other business, technical and financial information (including, without limitation, the identity of and information relating to the Company's customers or employees) Licensor develops, learns or obtains during the period over which it is (or is supposed to be) providing Services that relate to Company or the business or demonstrably anticipated business of Company or that are received by or for Company in confidence, constitute "Proprietary Information." Licensor will hold in confidence and not disclose or, except in performing the Services, use any Proprietary Information. However, Licensor shall not be obligated under this paragraph with respect to information Licensor can document is or becomes readily publicly available without restriction and through no fault of Licensor. Upon termination and as otherwise requested by Company, Licensor will promptly return to Company all items and copies containing or embodying Proprietary Information, except that Licensor may keep its personal copies of its compensation records and this agreement.

                c. As additional protection for Proprietary Information, Licensor agrees that during the period over which it is (or is supposed to be) providing Services, and for one year thereafter, (i) Licensor will not encourage or solicit any employee or consultant of Company to leave Company for any reason and (ii) Licensor will not engage in any activity that is in any way competitive with the business or demonstrably anticipated business of Company.

                d. Licensor grants Company the worldwide non-exclusive license to use, reproduce, disseminate, display, record, photograph, alter and otherwise exploit Licensor's


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names, likeness, memorabilia (along with any trademarks or service marks incorporated therein) and/or voice in connection with promotion of company's current and future business, products and services, including but not limited to display and other use at Company's auto racing simulation centers. To the extent any of the foregoing grant is ineffective under applicable law, Licensor hereby agrees to provide, or, if necessary, to obtain from third parties, any and all waivers approvals, licenses and consents required to accomplish the purpose of foregoing grant. From time to time, as reasonably requested by Company, Licensor will confirm in writing that any such waivers, approvals, licenses and consents have been obtained or granted. This License Agreement does not grant a license to use Robert Yates Racing owned properties, including the #88 car.

        3. Warranty. Licensor warrants that: (i) Trademark (Reg. #1,996,695) "Dale Jarrett" is owned by, used, and is being licensed herewith
(ii) the Services will be performed in a professional and workmanlike manner and that none of such Services or any part of this Agreement is or will be inconsistent with any obligation Licensor may have to others; (iii) all work under this Agreement shall be Licensor's original work and none of the Services or Inventions or any development, use, production, distribution or exploitation thereof will infringe, misappropriate or violate any intellectual property or other right of any person or entity; and, (iv) Licensor has the full right and power to make the assignment and grant the rights to the company as provided for herein.

Licensor shall indemnify, defend and hold harmless Company and its officers, employees, and agents from any claims, demands liabilities, losses, damages, judgments or settlements (including reasonable attorney's fees) arising from any breach by Licensor of any warranty or representation made by Licensor hereunder, including without limitation a claimed infringement or violation of any intellectual property right or right of publicity or privacy, up to a maximum of $25,000.00.

        4. Termination. This Agreement will terminate four years from the date hereof, except that it may be terminated earlier as follows. If either party materially breaches a material provision of this Agreement or commits (or is accused by a credible third party of) a illegal or immoral act, the other party may terminate this Agreement upon 30 days notice, unless, in the case of a breach, the breach is cured within the notice period. Company also may terminate this Agreement at any time upon 60 days notice if Licensor is no longer actively engaged in his NASCAR race driving career. Sections 2 (subject to the limitations on Section 2.c stated therein) through 8 of this Agreement and any remedies for breach of this Agreement shall survive any termination or expiration, except that the license granted pursuant to Section 2(d) shall be limited such that the Company may continue to use, to the full extent of the rights granted thereunder, only those promotional materials already produced or manufactures pursuant to this Agreement prior to termination.

        5. Miscellaneous. Each party shall be and act as an independent contractor and not as partner, joint venture, or agent of the other and shall not bind nor attempt to bind the other to any contract, as such Licensor is an independent contractor and is solely responsible for all taxes, withholdings, and other statutory or contractual obligations of any sort. Licensor shall not have the right or ability to assign, transfer, or subcontract any obligations under this Agreement without the written consent of Company; any attempt to do so shall be void. All notices under


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this Agreement shall be deemed be in writing, and shall be deemed given when personally delivered, or three days after being sent by prepaid certified or registered U.S. mail to the address of the party to be notified as set forth herein or such other address as such party last provided to the other by written notice. The failure of either party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights. No changes or modifications or waivers to this Agreement will be effective unless in writing and signed by both parties. In the event that any provision of this Agreement shall be determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of laws provisions thereof. In any action or proceeding to enforce rights under this Agreement, the prevailing party will be entitled to recover costs and attorneys' fees. Headings herein are for convenience of reference only and shall in no way affect interpretation of the Agreement.


Dale Jarrett                           LBE Technologies, Inc.
----------------------------------     -----------------------------------------
(Licensor)                             (Company)


/s/ Dale Jarrett                       By /s/ Chris Morse
----------------------------------        --------------------------------------

                                       Title:
                                              ----------------------------------


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                                    Exhibit A

SERVICES

Product development. As requested by the Company, test drive the simulator and provide feedback as well as arrange visits by company representatives to the Busch car shop to obtain various technical information (e.g., engine, audio and wind tunnel data but not necessarily the latest 1996 results).

Public appearances (expect 3 or 4 public performance trips per year). Visit operating locations as requested by the Company to meet with the media, sponsors and some of the general public (at the Company's request, these appearances may include Licensor memorabilia and/or the Busch cars). Licensor would be an important spokesperson for the Company, but the Company would use reasonable efforts to limit this work to high impact-and fun-exposures for Licensor.

Merchandising. Ensure that the Company is able to obtain Licensor licensed merchandise at most favored reseller prices and terms for licensed merchandise sales at our operating sites.

FEES

$3,000 per public performance trip (each of which may involve more than one appearance and/or activity, but all of which will take place at one site/city per trip; autograph sessions will not exceed two hours).

Expense reimbursement is limited to required, reasonable telephone expenses and first-class (or equivalent) travel (transportation, lodging and meals) authorized in writing by Company in advance; payable ___ days after itemized invoice and delivery of receipts).

STOCK OPTIONS

Licensor will be granted stock options to purchase 65,000 shares of the company's common stock under the Company's stock option plan and its terms with vesting over 4 years. (The first vesting period occurs at the end of one year with 25% of the total shares, and 1/48 of the total amount each month for the remaining 3 years of the deal term). The per share exercise price will be $0.075 as specified by the Company's board. The options must be exercised at earlier of
(i) seven (7) years from the date of this Agreement or (ii) the date of the Company's IPO (initial public offering) of its stock.

Company warrants that option granted to licensor will not be less than 0.3% of the Company's outstanding stock prior to an Initial Public Offering.


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EQUALITY WITH OTHER DRIVERS

Licensee agrees that fees for public performances, stock options, and option exercise price agreed to herein will not be less than that provided to any other NASCAR driver during 1997.


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